                              REDEMPTION AGREEMENT

     THIS REDEMPTION AGREEMENT (the "Agreement"), made and entered into as of this 9th day of December, 1995 is by and among Norco Windows, Inc., a Wisconsin corporation ("Norco"), Sealrite Windows, Inc., a Nebraska corporation ("SealRite"), Oldach Window Corp., a Delaware corporation ("Oldach"), and Outlook Window Partnership, L.P., a Delaware limited partnership (the "Partnership").

                                    RECITALS

     A. Pursuant to that certain Partnership Formation and Contribution Agreement (the "Partnership Formation Agreement") among TJ International, Inc. ("TJI"), SealRite and Oldach dated October 11, 1994, but effective October 3, 1994 (the "Original Agreement"), the parties thereto formed N-S&O Partnership, a Delaware general partnership, on the terms and conditions set forth therein.

     B. Pursuant to that certain Amended and Restated Partnership Agreement dated November 14, 1994 (the "Restated Partnership Agreement") by and among Norco, Sealrite and Oldach, as general partners (the "General Partners"), and Nicholas M. Dye as initial limited partner (the "Initial Limited Partner"), the parties thereto (1) caused the N-S&O Partnership to be converted from a general partnership to a limited partnership, (2) changed its name to Outlook Window Partnership, L.P. and (3) amended and restated the Original Agreement.

     C. Pursuant to that certain Assignment, Consent and Second Amendment to the Partnership Agreement dated as of August 15, 1995 (the "Assignment, Consent and Second Amendment"), the Initial Limited Partner withdrew from the Partnership and transferred his limited partnership interest in the Partnership to Jody B. Olson (the "Substitute Limited Partner," and together with the General Partners, the "Partners"), who was admitted to the Partnership as a limited partner.

     D. Pursuant to the Restated Partnership Agreement, as amended by the First Amendment thereto dated as of December 28, 1994 and the Assignment, Consent and Second Amendment (as amended, the "Partnership Agreement"), Norco agreed, subject to certain conditions, to use its best efforts to make available or cause to be made available borrowings from TJI's revolving credit facility in certain circumstances.

     E. The amount of Partnership Debt owed by the Partnership to TJI as of December 7, 1995 was approximately $22,200,000.

     F. The operating performance of the Partnership since its formation has been below expectations and has resulted in significant operating losses.

     G. Norco desires to transfer all of its right, title and interest in and to its interest in the Partnership to the Partnership on the terms set forth herein, and the Partnership desires to purchase and redeem from Norco all of Norco's right, title and interest in and to its interest in the Partnership on the terms and conditions set forth herein.

     H. Certain of the capitalized terms used herein are defined in Section 9 hereof.

                                   AGREEMENTS

     NOW, THEREFORE, in consideration of the foregoing recitals (which are hereby incorporated into and shall be deemed a part of this Agreement), the covenants, representations and warranties set forth herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

     1.  REDEMPTION OF PARTNERSHIP INTEREST.

          (a) In reliance upon the representations and warranties and agreements set forth in this Agreement:

               (i) Norco hereby assigns, transfers and delivers to the Partnership, effective as of the Effective Date, all of Norco's right, title and interest in all 64,000 units of interest in the Partnership owned by Norco and all other equity interests, if any, in the Partnership owned by Norco (collectively, the "Norco Partnership Interest"), free and clear of all Liens;

               (ii) Norco hereby assumes, effective as of the Effective Date, all except for $2 million of the Partnership Debt owed by the Partnership to TJI as of the date hereof (such amount of Partnership Debt less such $2 million is referred to herein as the "Assumed Debt") and agrees to perform and discharge all of the duties and obligations of the Partnership with respect to the Assumed Debt including, without limitation, the obligation to pay when due all amounts owed with respect to the Assumed Debt; and

               (iii) if the net working capital balance attributable to S&O Business as of the close of business on December 1, 1995, determined in accordance with this Section 1(a) and Section 6(f) hereof (the "S&O 12/1/95 Balance") is less than $8,911,070 (the "S&O 10/1/95 Balance"), Norco agrees to deliver by wire transfer to the Partnership within 30 days after the Effective Date the amount by which the S&O 10/1/95 Balance exceeds the S&O 12/1/95 Balance. In computing the S&O 10/1/95 Balance and the S&O 12/1/95 Balance, (A) all inter-company S&O accruals to the Partnership headquarters shall be eliminated, (B) the net working capital balances as of October 1, 1995 and December 1, 1995 shall be computed on a consistent basis in accordance with the illustration of such computation attached hereto as SCHEDULE A, (C) all deposits and deposits in transit of checks and cash made by S&O on or prior to December 1, 1995 and all S&O checks issued on or prior to December 1, 1995 shall be for the benefit or detriment of Norco; (D) all deposits of checks and cash made by S&O on or after December 2, 1995 and all S&O checks issued on or after December 2, 1995 shall be for the benefit or detriment of S&O and (E) all Partnership checks outstanding as of the close of business on December 1, 1995 shall be the responsibility of Norco. In the event that either Norco or the Partnership disputes the S&O 10/1/Balance and the S&O 12/1/95 Balance within 30 days after the Effective Date, Craig Anderson and Kay Orgill or other appropriate representatives of Norco and the Partnership shall promptly meet and, acting in good faith, shall use their reasonable best efforts to resolve such dispute. In the event the resolution of such dispute results in any adjustment to the S&O

10/1/Balance and the S&O 12/1/95 Balance set forth herein, Norco or the Partnership (as applicable) shall promptly make the appropriate adjusting payment to the other party.

          (b) In reliance upon the representations and warranties and agreements set forth in this Agreement, the Partnership hereby delivers to Norco in payment for the Norco Partnership Interest the following consideration:

               (i) the Partnership hereby assigns, transfers and delivers to Norco, effective as of the Effective Date, all right, title and interest of the Partnership in and to the Norco Assets, on an as-is and where-is basis and (subject to Section 6(a) hereof) subject to any and all Liens applicable thereto;

               (ii) if the S&O 12/1/95 Balance exceeds the S&O 10/1/95 Balance, the Partnership agrees to deliver by wire transfer to Norco within 30 days after the Effective Date the amount by which the S&O 12/1/95 Balance exceeds the S&O 10/1/95 Balance;

               (iii) the Partnership hereby agrees that all cash collected with respect to all trade and other account Receivables arising out of or resulting from the Norco Business before the Effective Date (the "Norco Trade Receivables") (which the parties hereto acknowledge are not Norco Assets) will promptly (and in no event more than two business days after receipt) be paid and delivered to Norco; and

               (iv) the right pursuant to Section 4(a) hereof to use the Vinyl Assets and operate the Vinyl Plant without the payment of compensation to the Partnership during the Post-Closing Period (as defined in Section 4(a) below).

          (c)  LIABILITIES OF NORCO; RELEASE OF PARTNERSHIP.

               (i) Except as otherwise expressly set forth in this Agreement, effective as of the Effective Date, Norco hereby assumes sole responsibility for
(A) all liabilities and obligations (whether now existing or arising after the Effective Date, secured or unsecured, known or unknown, or absolute, accrued or contingent) arising out of or resulting from the Norco Business or the Norco Assets (collectively, the "Norco Liabilities"), and (B) all liabilities and obligations (whether now existing or arising before the Vinyl Plant Closing Date, secured or unsecured, known or unknown, or absolute, accrued or contingent) arising out of or resulting from the Vinyl Assets or the business conducted using the Vinyl Assets (including product liability claims relating thereto) prior to the Vinyl Plant Closing Date (the "Norco Vinyl Liabilities"), provided that Norco assumes no responsibilities for any liabilities and obligations (whether secured or unsecured, known or unknown, or absolute, accrued or contingent) arising out of or resulting from the Vinyl Assets or the business conducted using the Vinyl Assets (including product liability claims relating thereto) on or after the Vinyl Plant Closing Date.

               (ii) Norco, for itself and its Affiliates, agents, representatives and assigns, hereby remise, release and forever discharge the Partnership and its Affiliates, partners, agents, representatives and assigns from any and all Claims arising from and relating to the Norco Liabilities or the Norco Vinyl Liabilities; and

          (d)  LIABILITIES OF THE PARTNERSHIP; RELEASE OF NORCO.

               (i) Except as otherwise expressly set forth in this Agreement, the Partnership remains liable for (A) all liabilities and obligations (whether now existing or arising after the Effective Date, secured or unsecured, known or unknown, or absolute, accrued or contingent) arising out of or resulting from
(1) the Oldach Business, (2) the SealRite Business, (3) the Oldach Assets and
(4) the SealRite Assets (collectively, the "S&O Liabilities"), and (B) all liabilities and obligations (whether secured or unsecured, known or unknown, or absolute, accrued or contingent) arising out of or resulting from the Vinyl Assets or the business conducted by the Partnership using the Vinyl Assets (including product liability claims relating thereto) on or after the Vinyl Plant Closing Date (the "Partnership Vinyl Liabilities"), provided that the Partnership retains no responsibilities for any liabilities and obligations (whether secured or unsecured, known or unknown, or absolute, accrued or contingent) arising out of or resulting from the Vinyl Assets or the business conducted using the Vinyl Assets (including product liability claims relating thereto) before the Vinyl Plant Closing Date.

               (ii) The Partnership, for itself and its Affiliates, partners, agents, representatives and assigns, hereby remise, release and forever discharge Norco and its Affiliates, agents, representatives and assigns from any and all Claims arising from and relating to the S&O Liabilities and the Partnership Vinyl Liabilities.

          (e) DELIVERY OF NOTE BY THE PARTNERSHIP. The Partnership hereby ratifies and confirms that, after giving effect to the assumption by Norco of the Assumed Debt, the Partnership owes TJI $2 million as of the date hereof (such amount representing the difference between the Partnership Debt and the Assumed Debt), and to evidence such debt the Partnership is issuing and delivering concurrently with the execution and delivery of this Agreement an unsecured subordinated promissory note of the Partnership in substantially the form of EXHIBIT A to this Agreement (the "Note") in the aggregate principal amount of $2 million.

          (f) TJI RELEASE. Norco is delivering concurrently with the execution and delivery of this Agreement a release duly executed by TJI in substantially the form of EXHIBIT B to this Agreement (the "TJI Release") which releases the Partnership and its agents, representatives and assigns from any and all claims, demands, actions, liabilities and other claims for relief and remuneration whatsoever arising from and relating to the Assumed Debt.

          (g) MUTUAL RELEASE. The parties hereto are delivering concurrently with the execution and delivery of this Agreement a release in substantially the form of EXHIBIT C to this Agreement (the "Mutual Release") duly executed by each of the Persons who is a party to such Mutual Release.

          (h) CREDIT AGREEMENT AMENDMENT. Norco will deliver as promptly as is practicable after the execution and delivery of this Agreement the First Amendment to Credit Agreement dated effective as of December 9, 1995 by and among TJI and Wachovia Bank of Georgia, N.A., for itself and other banks as therein stated, in substantially the form of EXHIBIT D to this Agreement (the "Credit Agreement Amendment").

          (i) SECURITY AGREEMENT. The Partnership is delivering concurrently with the execution and delivery of this Agreement a Security Agreement duly executed by the Partnership and Norco in substantially the form of EXHIBIT E to this Agreement (the "Security Agreement").
     2. EFFECTIVE DATE. The delivery of this Agreement and related instruments and agreements is taking place at the offices of Sonnenschein Nath & Rosenthal, 8000 Sears Tower, Chicago, Illinois 60606 on December 9, 1995 and the closing of the transactions contemplated hereby shall be effective as of 12:01 a.m. Chicago time on December 9, 1995 (the "Effective Date").

     3.  CERTAIN INSURANCE, PERSONNEL AND EMPLOYEE BENEFIT MATTERS.

          (a) INSURANCE. With respect to each of the insurance policies of the Partnership listed on SCHEDULE B hereto, the actions specified on such Schedule B shall be fully implemented, on the terms and conditions specified, as of the Effective Date.

          (b)  PERSONNEL.

               (i) The parties hereto are delivering concurrently with the execution and delivery of this Agreement an Employee Leasing Agreement duly executed by Norco and the Partnership in substantially the form of EXHIBIT F to this Agreement (the "Employee Leasing Agreement").

               (ii) Effective as of January 1, 1996, all Norco Employees shall cease to be employees of the Partnership and shall be employed by Norco on substantially the same terms and conditions as such persons were employed by the Partnership.

               (iii) The parties hereto acknowledge and agree that except as otherwise stated herein or in the Employee Leasing Agreement, Norco shall be responsible for all payments due in respect of the termination of any Norco Employee, and the Partnership shall be responsible for all payments due in respect of the termination of any other employee of the Partnership.

               (iv) Norco shall procure and maintain Workers' Compensation insurance on all Norco Employees during the period beginning on the Effective Date and ending on January 1, 1996 and that the Partnership will be named as an additional insured with respect to such policy at all times during such period.

          (c) EMPLOYEE BENEFITS. The parties hereto agree that with respect to each of the employee benefit plans of the Partnership listed on SCHEDULE C, they will use their reasonable best efforts to fully implement and cause to become effective on or before January 1, 1996 all of the actions specified (and on substantially the terms and conditions specified) in such Schedule C to be taken with respect to such employee benefit plans, except as Norco and the Partnership may otherwise agree in writing, such agreement not to be unreasonably withheld.

          (d)  ALLOCATION OF CERTAIN PARTNERSHIP LIABILITIES.

               (i) All unpaid Centralized Function Expenses incurred on or before December 1, 1995 shall be borne and paid by Norco. All Centralized Function Expenses incurred on or after December 2, 1995 shall be timely paid by the Partnership, and within 10 days after receipt by Norco of a written request for payment accompanied by appropriate documentation of payment by the Partnership of any such Centralized Function Expense, Norco will pay the Partnership an amount equal to 64% of the Centralized Function Expenses paid by the Partnership.

               (ii) With respect to all health care coverage expenses relating to treatment or services rendered prior to January 1, 1996, Norco shall be responsible for all payments due in respect of any Norco Employee, and the Partnership shall be responsible for all payments due in respect of any other employee of the Partnership. Notwithstanding anything herein or the Employee Leasing Agreement to the contrary, the parties hereto agree that 64% of the salary of Linda Murray and other administrative expenses directly related to the administration of such claims during the period beginning on the Effective Date and ending January 31, 1996 shall be the responsibility of Norco and 36% of such expenses shall be the responsibility of the Partnership.

     4.  POST-CLOSING OPERATION OF THE VINYL PLANT AND REMOVAL OF THE VINYL
         ASSETS.

          (a) The Partnership hereby agrees that during the period beginning on the Effective Date and ending at the close of business on the Vinyl Plant Closing Date (the "Post-Closing Period") Norco shall have the sole right, without the payment of any additional compensation to the Partnership, to use the Vinyl Assets and operate (at Norco's cost and expense) the Vinyl Plant as Norco in its discretion deems appropriate to satisfy purchase orders of customers of the Norco Business which are outstanding on the Effective Date and additional purchase orders received from customers of the Norco Business after the Effective Date. The Partnership recognizes and acknowledges that Norco has no obligation to replenish or otherwise compensate the Partnership for any of the inventory portion of the Vinyl Assets which are used by Norco in the ordinary course of operating the Vinyl Plant during the Post-Closing Period. It is understood that Norco will use reasonable efforts consistent with past practices to maintain the condition of the fixed asset portion of the Vinyl Assets during the Post-Closing Period, but subject to the foregoing and the last sentence of this Section 4(a), no representation is made or assurance given by Norco to the Partnership regarding the condition of the Vinyl Assets on the Vinyl Plant Closing Date. Norco shall not use any of the Vinyl Assets or operate the Vinyl Plant after the close of business on the Vinyl Plant Closing Date. The expense of insurance currently maintained on the Vinyl Assets shall be borne by Norco through the Vinyl Plant Closing Date, and thereafter any such insurance expense shall be borne by the Partnership. Norco shall bear the risk of all insurable losses with respect to the Vinyl Assets prior to the Vinyl Plant Closing Date, and thereafter the risk of all such losses shall be borne by the Partnership.

          (b) Norco shall be responsible for any required severance payments to employees of the Partnership who work at the Vinyl Plant and whose employment is terminated as a result of the cessation of operations at the Vinyl Plant.

          (c) Except as set forth in Section 4(d) below, Norco shall pay to the lessor all payments due with respect to, and observe or perform all other covenants required to be observed or performed under, that certain SubLease Agreement dated as of June 18, 1993 by and between Norco and Great Plains/Samson Bag Corp. (d/b/a/ Stone Container Corporation) and that certain Land Lease dated as of December 21, 1994 by and between Norco and Duke Realty Limited Partnership relating to certain parking facilities (collectively, the "Vinyl Plant Lease") between the Effective Date and the expiration of the Vinyl Plant Lease on February 28, 1996.

          (d) The Vinyl Assets shall be made available to the Partnership during normal business hours during the period beginning the first day after the Vinyl Plant Closing Date and ending on one day prior to the expiration of the Vinyl Plant Lease (the "Removal Period"). The Partnership shall remove all of the Vinyl Assets owned by the Partnership as of the close of business on the Vinyl Plant Closing Date from the Vinyl Plant during the Removal Period and shall pay all costs and expenses associated with such removal, including all costs and expenses (if any) relating to damage to the property leased pursuant to the Vinyl Plant Lease caused by the removal of such Vinyl Assets by the Partnership, it being understood that except for any such removal damages, Norco shall remain responsible for any obligation under the Vinyl Plant Lease for the condition of the Vinyl Plant.

     5. REPRESENTATIONS AND WARRANTIES OF NORCO. Assuming the representation and warranty set forth in Section 6(g) is true and correct, Norco represents and warrants to the Partnership that, as of the date hereof:

          (a) TITLE TO NORCO PARTNERSHIP INTEREST. Norco owns beneficially and of record, and has good and marketable title to, the Norco Partnership Interest and hereby conveys such Norco Partnership Interest to the Partnership free and clear of any Liens.

          (b) AUTHORITY TO EXECUTE AND PERFORM THE AGREEMENT. Norco has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the performance of Norco's obligations hereunder have been authorized by the board of directors of Norco, in accordance with its articles of incorporation and by-laws. This Agreement has been duly executed and delivered by Norco and is the legal and binding obligation of Norco, enforceable against Norco in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

          (c) NO CONFLICTS. (i) No provision of the certificate of incorporation or by-laws of Norco or any material agreement or instrument to which Norco is a party or by which it is bound, of any material law, rule or regulation of any jurisdiction applicable to Norco, or of any material order, judgment or decree of any court or administrative agency applicable to Norco or by which it is bound, will be materially breached, violated or defaulted by the execution and delivery by Norco of this Agreement or the performance or satisfaction by Norco of any agreement, covenant or condition herein, and (ii) no provision of the Partnership Agreement or any other material agreement or instrument to which the Partnership is a party or by which it is bound (other than agreements or instruments arising out of and relating solely to the S&O Business), of any material law, rule or regulation of any jurisdiction applicable to the Partnership, or of any material order, judgment or decree of any court or administrative agency applicable to the Partnership or by which it is bound (other than laws, regulations, orders, judgments and decrees arising out of or applicable solely to the S&O Business), will be materially breached, violated or defaulted by the execution and delivery by the Partnership of this Agreement or the performance or satisfaction by the Partnership of any agreement, covenant or condition herein.

          (d) NO CONSENTS. (i) The execution, delivery and performance by Norco of this Agreement, and the consummation of the transactions effected hereby do not require the consent, waiver, authorization or approval of, notice to or filing with (A) any Governmental Authority or (B) any other Person, and
(ii) the execution, delivery and performance by the Partnership of this Agreement, and the consummation of the transactions effected hereby do not require the consent, waiver, authorization or approval of, notice to or filing with (A) any Governmental Authority having authority over the Norco Business or
(B) any other Person whose consent, waiver, authorization or approval is necessary because of the Norco Business; except in either case for consents, waivers, authorizations, approvals, notices or filings which have been duly obtained or completed as of the date hereof or which will not, individually or in the aggregate, have a material adverse effect on the ability of Norco to satisfy its obligations pursuant to this Agreement.

          (e) No officer, director, Affiliates, agents or representative of Norco has taken any action which caused the representations and warranties set forth in Sections 6(b), 6(d), 6(e) and 6(f) of this Agreement to be inaccurate as of the Effective Date.

          (f) The Board of Directors of TJI has duly adopted a resolution authorizing the appropriate officers of TJI to determine the fair market value of the gross assets being distributed to Norco; and, in the judgment of such officers, the fair market value of the gross Norco Assets being distributed to Norco (exclusive of cash, cash-equivalents, notes receivable and liabilities applicable thereto) is less than $15 million in the aggregate as of the Effective Date.

     6. REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP. Assuming the representation and warranty set forth in Section 5(e) is true and correct, the Partnership, Oldach and SealRite represent and warrant to Norco that, as of the date hereof:

          (a) TITLE TO NORCO ASSETS. No officer, director, Affiliate, agent or representative of Oldach or SealRite has taken any action which resulted in the imposition of a Lien on any of the Norco Assets.

          (b) AUTHORITY TO EXECUTE AND PERFORM AGREEMENT. The Partnership is validly existing as a limited partnership in good standing in the State of Delaware and has all requisite power and authority to carry out the transactions contemplated hereby. The execution and delivery of this Agreement and the Note and the performance of the Partnership's obligations hereunder and thereunder have been duly authorized by the Partnership, and no other proceedings on the part of the

Partnership are necessary to authorize such execution, delivery and performance. This Agreement has been duly executed by the Partnership and is the valid and legal binding obligation of the Partnership, enforceable against the Partnership in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

          (c) VALIDITY OF THE NOTE. Upon issuance by the Partnership, the Note will have been duly executed by the Partnership and will constitute legally valid and binding obligations of the Partnership, enforceable against the Partnership in accordance with its terms and the terms of this Agreement, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

          (d) NO CONFLICTS. No provision of the Partnership Agreement or any other material agreement or instrument to which the Partnership is a party or by which it is bound (other than agreements or instruments arising out of and relating solely to the Norco Business), of any material law, rule or regulation of any jurisdiction applicable to the Partnership, or of any material order, judgment or decree of any court or administrative agency applicable to the Partnership or by which it is bound (other than laws, regulations, orders, judgments and decrees arising out of or applicable solely to the Norco Business), will be materially breached, violated or defaulted by the execution and delivery by the Partnership of this Agreement and the Note or the performance or satisfaction by the Partnership of any agreement, covenant or condition herein or therein.

          (e) NO CONSENTS. The execution, delivery and performance by the Partnership of this Agreement, and the consummation of the transactions effected hereby do not require the consent, waiver, authorization or approval of, notice to or filing with (i) any Governmental Authority having authority over the S&O Business or (ii) any other Person whose consent, waiver, authorization or approval is necessary because of the S&O Business; except in either case for consents, waivers, authorizations, approvals, notices or filings which have been duly obtained or completed as of the date hereof or which will not, individually or in the aggregate, have a material adverse effect on the ability of the Partnership to satisfy its obligations pursuant to this Agreement.

          (f) WORKING CAPITAL PRACTICES. The working capital management practices and policies of the S&O portion of the Partnership during the period beginning on October 1, 1995 and ending on the Effective Date have been consistent in all material respects with the practices and policies of the Partnership used in the ordinary course of its business prior to such period. Without limiting the generality of the foregoing, the Partnership has not taken any action outside the ordinary course of business which would have the effect of shifting net assets out of or accounts payable in to such period.

          (g) No officer, director, Affiliates, agents or representative of SealRite or Oldach has taken any action which caused the representations and warranties set forth in Sections 5(c) or 5(d) of this Agreement to be inaccurate as of the Effective Date.

     7.  OTHER AGREEMENTS.

          (a) CERTAIN TAX MATTERS. (i) The parties hereto agree that for income tax purposes, to the extent permitted by applicable law, all Partnership items of income, gain, loss, deduction, credit and other Partnership items arising in the period beginning on January 1, 1995 and ending on the Effective Date (the "1995 Stub Period") that are properly allocable (including pursuant to an appropriate allocation of overhead and similar expenses) to the business and assets to be distributed to Norco pursuant to this Agreement shall be allocated solely to Norco and shall not be allocated to Partners other than Norco, and all other Partnership items arising in the 1995 Stub Period shall be allocated solely to Partners other than Norco and shall not be allocated to Norco. The parties hereto agree that the allocation and characterization of all Partnership items of income, gain, loss, deduction, credit and other Partnership items shall be agreed to and approved by each of Norco and the Partnership, such agreement and approval not to be unreasonably withheld.

               (ii) Upon the reasonable request of the Partnership, Norco shall cooperate with and provide information to the Partnership to enable the Partnership to adjust the basis of its property under sections 743 and 754 of the Internal Revenue Code of 1986, as amended.

          (b) TERMINATION OF CERTAIN AGREEMENTS. Effective as of the Effective Date and without any further action by any Person except as otherwise expressly provided herein, the following agreements are terminated and shall thereafter have no force or effect:

               (i) that certain Partnership Formation and Contribution Agreement dated October 11, 1994 by and among TJI, SealRite and Oldach and all agreements and instruments (other than the Partnership Agreement), in each case as amended to date, delivered pursuant thereto, including (A) that certain Liquidity Transaction Agreement dated as of October 3, 1994 by and among TJI, the Partnership and the shareholders of SealRite and Oldach specified therein; and
(B) that certain Partnership Support Services Agreement dated as of October 3, 1994.

               (ii) effective upon the execution and delivery of the Credit Agreement Amendment as contemplated by Section 1(h) hereof, the guaranties of the Partnership in favor of Wachovia Bank referenced in the Credit Agreement Amendment.

SealRite, Oldach and the Partnership hereby acknowledge and agree that as of the Effective Date, Norco is not bound by, and has no obligations to the Partnership or any other Person under, the Partnership Agreement, including without limitation the obligations to provide access to financing pursuant to Section
3.7 of the Partnership Agreement, other than the indemnification obligations set forth in Section 8.2.2 of the Partnership Agreement as in effect on the Effective Date. Norco hereby acknowledges and agrees that as of the Effective Date, none of SealRite, Oldach or the Partnership has any obligations to Norco under the Partnership Agreement, other than the indemnification obligations set forth in Section 8.2.2 of the Partnership Agreement as in effect on the Effective Date.

          (c)  SUBORDINATION OF THE NOTE AND RELATED MATTERS.

               (i) Norco agrees and consents that TJI's rights to payment pursuant to the Note may be subordinated to the Partnership's obligations to a bank or other institutional lender pursuant to a loan agreement providing credit facilities to the Partnership not exceeding in the aggregate $6,000,000 (the "Bank Debt") pursuant to the terms of the Subordination Agreement by and between TJI, FirstTier Bank, National Association and the Partnership attached hereto as EXHIBIT G and pursuant to the terms of any Subordination Agreement relating to the refinancing of the Bank Debt, provided that the terms of such Subordination Agreement are satisfactory to TJI, the Partnership and their respective counsel acting in good faith and exercising reasonable judgment.

               (ii) So long as any amount remains outstanding with respect to the Note, interest on the Note shall at all times accrue and be payable in accordance with the terms of the Note except at such times that the Partnership is in default with respect to the Bank Debt. The right to payment pursuant to the Note shall not be subordinated to any obligations of the Partnership except for the Bank Debt.

               (iii) So long as the Note is outstanding, the Partnership agrees and covenants that it will not grant a security interest in all or any substantial portion of its assets other than a purchase money security interest, in connection with the Bank Debt or pursuant to the Security Agreement.

          (d) COLLECTION OF NORCO TRADE RECEIVABLES. In connection with the collection of the Norco Trade Receivables which Norco is entitled to receive the proceeds from pursuant to Section 1(b)(iii) of this Agreement, Norco agrees to make available to the Partnership without receipt of any additional compensation the services of the Norco Employees who in the ordinary course of the Norco Business were responsible for the collection of the Norco Trade Receivables immediately prior to the Effective Date, and Norco and the Partnership hereby agree that such Persons shall have the sole discretion with respect to the collection of the Norco Trade Receivables, including without limitation all decisions regarding the necessity or advisability of making adjustments to particular accounts and the policies and practices used in such collection efforts.

          (e) CERTAIN ADJUSTMENTS WITH RESPECT TO THE DECEMBER STUB PERIOD. With respect to all transactions effected by the Partnership during the period beginning on December 2, 1995 and ending at the close of business on the Effective Date (the "December Stub Period"), the parties hereto acknowledge and agree to make all adjustments necessary so that (a) all transactions effected in connection with the Norco Business shall be solely for the benefit or detriment of Norco and (b) all transactions effected in connection with the S&O Business shall be solely for the benefit or detriment of the Partnership. Without limiting the generality of the foregoing, the parties hereto agree to take all actions and make all adjustments necessary for (a) all cash transactions effected in connection with the Norco Business during the December Stub Period shall be solely for the benefit or detriment of Norco and (b) all cash transactions effected in connection with the S&O Business during the December Stub Period shall be solely for the benefit or detriment of the Partnership.
The parties hereto agree that Craig Anderson and Kay Orgill or other appropriate representatives of Norco and the Partnership shall meet within 30 days of the Effective Date, and acting in good faith, shall use their reasonable best efforts to reach an agreement as to the nature and amount of all such adjustments. Upon the agreement of such Persons, Norco or the Partnership (as applicable) shall promptly make the appropriate adjusting payment to the other party.

          (f) As soon as is practicable after the Effective Date, Norco will cause each Person who is an Affiliate or officer of Norco or TJI and who is an officer or management board member of the Partnership to deliver, effective as of the Effective Date, a duly executed letter of resignation effecting his or her resignation from any and all offices held by such Person with the Partnership, and the Partnership shall accept all such resignations.

          (g) The parties hereto are delivering concurrently with execution and delivery of this Agreement an Assignment, Consent and Third Amendment to the Partnership Agreement duly executed by each of the parties thereto substantially in the form attached hereto as EXHIBIT H.

     8.  SURVIVAL AND INDEMNIFICATION.

          (a) SURVIVAL AND REMEDIES. All representations, warranties, covenants and agreements of each of the parties hereto contained in this Agreement, including all statements contained in any schedule delivered pursuant hereto, shall be deemed to have been relied upon by Norco or the Partnership, as the case may be, and shall survive the Effective Date. In the event of a breach of any of such representations, warranties, covenants and agreements, the party to whom such representation, warranty, covenant or agreement has been made shall have all rights and remedies for such breach available to it under the provisions of this Agreement and to the extent provided by law, regardless of any disclosure to, or investigation made by or on behalf of such party on or before the Effective Date. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement as to which there is no inaccuracy or breach.

          (b) INDEMNIFICATION OF THE PARTNERSHIP BY NORCO. Subject to Section 8(d) of this Agreement, Norco shall indemnify and hold harmless the Partnership and its Affiliates, employees, partners, representatives, successors and permitted assigns harmless from and against any and all Losses incurred by any of the above-named persons resulting from, in connection with or arising out of:
(i) any inaccuracy or breach referred to in Section 8(a) of this Agreement made by Norco to the Partnership in this Agreement, (ii) any failure to perform or breach of any covenant or agreement made by Norco hereunder, (iii) any Norco Vinyl Liability or (iv) any Norco Liability, whether resulting from, in connection with or arising out of activities before or after the Effective Date.

          (c) INDEMNIFICATION OF NORCO BY THE PARTNERSHIP. Subject to Section 8(d) of this Agreement, the Partnership shall indemnify and hold harmless Norco and its Affiliates, employees, shareholders, directors, officers, representatives, successors and permitted assigns harmless from and against any and all Losses incurred by any of the above-named persons resulting from, in connection with or arising out of: (i) any inaccuracy or breach referred to in Section 8(a) of this Agreement made by the Partnership to Norco in this Agreement, (ii) any failure to perform or breach of any covenant or agreement made by the Partnership hereunder, (iii) any Partnership Vinyl Liability or (iv) any S&O Liability, whether resulting from, in connection with or arising out of activities before or after the Effective Date.

          (d) INDEMNIFICATION LIMITATIONS. Notwithstanding anything herein to the contrary, neither Norco or the Partnership shall be obligated to indemnify any Person for pursuant to this Section 8 for a breach of a representation and warranty hereunder only in the event and to the extent that the Losses entitled to indemnification for such breach pursuant to this Section 8 against Norco, on the one hand, or against the Partnership, on the other hand, exceed in the aggregate $10,000.

          (e) PROCEDURE FOR CLAIMS. If, after the Effective Date, any legal proceeding shall be instituted or any Claim shall be asserted by any Person in respect of which indemnification may be sought under this Section 8, the party seeking indemnification ("Claiming Party") shall promptly and (subject to Section 8(f) below) in no event more than fifteen (15) days after such knowledge cause written notice thereof to be given to the party against whom indemnification is sought ("Indemnifying Party"). In the event of such Claim or legal proceeding, the Indemnifying Party shall have the right, but not the obligation, to employ at its expense such counsel as is reasonably acceptable to the Claiming Party to defend any such Claim or legal proceeding asserted against it, and such Claiming Party shall have the right to participate in the defense of any such Claim or legal proceeding; and, so long as the Indemnifying Party is defending such Claim or legal proceeding in good faith, the Claiming Party will be responsible for any of its own attorney's fees and expenses in connection with such participation, and the Claiming Party shall not settle such Claim or legal proceeding without the written consent of the Indemnifying Party, which consent shall not unreasonably be withheld. If in the course of defending any Claim or legal proceeding, the Indemnifying Party presents a settlement ("Settlement") to the Claiming Party which the Claiming Party unreasonably refuses to accept, for whatever reason, the Indemnifying Party shall be relieved of its obligation to continue defending, at its expense, or paying expenses and fees associated with the continued defense of the Claim or legal proceeding on behalf of the Claiming Party. Upon resolution of the Claim or legal proceeding, the Indemnifying Party shall pay to the Claiming Party the lesser of (i) the Settlement amount stated above and (ii) the amount for which the Claiming Party has been determined liable plus legal fees and expenses of the Claiming Party. Each party shall use reasonable efforts to keep the other party hereto fully informed as to the status of any such Claim or legal proceeding for which it is conducting a defense.

          (e) FAILURE TO GIVE TIMELY NOTICE. A failure by a Claiming Party to give timely, complete or accurate notice as provided in this Section 8 will not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party entitled to receive such was damaged as a result of such failure to give timely notice.

     9.  CERTAIN DEFINITIONS.  For purposes of this Agreement, the term:

          (a) "AFFILIATE" shall mean a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, another Person;

          (b) "CENTRALIZED FUNCTION EXPENSES" shall mean all fees and expenses (whether incurred before or after the Effective Date) relating to activities of the Partnership on or before the Effective Date which (i) are common to the Norco Business and the S&O Business (such as certain fees and expenses of legal, accounting, tax and other professional advisers and certain insurance, IBNR, and tax expenses) and (ii) are not included in the Norco Business or the S&O Business, provided that interest on the Partnership Debt and the health care expenses described in Section 3(d)(ii) are not Centralized Function Expenses.

          (c) "CLAIMS" shall mean all claims, demands, debts, losses, obligations, liabilities, costs, expenses, rights of action and causes of action, orders, notices, suits, grievances, proceedings, disputes, arbitrations, investigations, and other claims for relief or remuneration, of any nature whatsoever, whether known or unknown, suspected or unsuspected, fixed or contingent, legal or equitable, arising under past, present or future state law, federal law or otherwise.

          (d) "GOVERNMENTAL AUTHORITY" shall mean any court (federal, state, local, foreign or otherwise), any arbitration or other alternative dispute mechanism, any federal, state, local, foreign or other government or governmental department, agency, board, commission, bureau or instrumentality and any other regulatory authority;

          (e) "LICENSES" shall mean all licenses, permits, certificates, authorizations, approvals or consents of any Governmental Authority.

          (f) "LIENS" shall mean all title defects, charges, claims, restrictions, liens, pledges, security interests, mortgages, tenancies and other possessory interests, conditional sale or other title retention agreements, assessments, easements, rights of way, covenants, restrictions, rights of first refusal, encroachments and other burdens, options, restrictions or encumbrances of any kind;

          (g) "LOSSES" shall mean any and all damages, losses, costs, obligations, judgments, or liabilities (whether based on contract, tort or otherwise), including, without limitation, all taxes, and all reasonable expenses (including, without limitation, interest, penalties and attorneys' and accountants' fees and disbursements incurred in the investigation and defense of Claims).

          (h) "NORCO ASSETS" shall mean the facilities, assets, properties and rights, including, but not limited to all real property, machinery, equipment, inventory, contracts, Records, Receivables (excluding the Norco Trade Receivables), Licenses and intangible property, relating to, arising out of or resulting from Norco's operation and ownership of its window and door business which were contributed to the Partnership under the terms of the Partnership Formation Agreement and which are owned by the Partnership immediately prior to the Effective Date, together with all facilities, assets, properties and rights, including, but not limited to all real property, machinery, equipment, inventory, contracts, Records, Receivables (excluding the Norco Trade Receivables), Licenses and intangible property, thereafter acquired by the Partnership relating to, arising out of or resulting from the operation of such window and door business which are owned by the Partnership immediately prior to the Effective Date; provided, however, that notwithstanding anything in this definition to the contrary, the Norco Assets do not include any of the Norco Trade Receivables or Vinyl Assets.

          (i) "NORCO BUSINESS" shall mean the design, manufacture, testing, marketing, distribution and sale of windows and doors and related products using the Norco Assets.

          (j) "NORCO EMPLOYEES" shall mean (i) all persons employed by the Partnership on the Effective Date (including any employees on authorized leave of absence, sick pay leave or short-term disability) who spend the principal amount of their time working on matters relating to the Norco Business and (ii) Michael Maynard, Linda Murray and Yvonne Suer.

          (k) "OLDACH ASSETS" shall mean the facilities, assets, properties and rights, including, but not limited to all real property, machinery, equipment, inventory, contracts, Records, Receivables, Licenses and intangible property, relating to, arising out of or resulting from Oldach's operation and ownership of its window and door business which were contributed to the Partnership under the terms of the Partnership Formation Agreement and which are owned by the Partnership immediately prior to the Effective Date, together with all facilities, assets, properties and rights, including, but not limited to all real property, machinery, equipment, inventory, contracts, Records, Receivables, Licenses and intangible property, thereafter acquired by the Partnership relating to, arising out of or resulting from the operation of such window and door business which are owned by the Partnership immediately prior to the Effective Date.

          (l) "OLDACH BUSINESS" shall mean the design, manufacture, testing, marketing, distribution and sale of windows and doors and related products using the Oldach Assets.

          (m) "PARTNERSHIP DEBT" shall mean with respect to a given date, the amount of debt, including unpaid principal and accrued interest thereon, owed by the Partnership to TJI as of such date.

          (n) "PERSON" shall mean an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or, as applicable, any other entity;

          (o) "RECEIVABLES" shall mean all accounts receivable, notes receivable and other receivables, in each case whether billed or unbilled.

          (p) "RECORDS" shall mean all books and records, customer files, customer lists and records, vendor files, vendor lists and records, cost files and records, credit information, business records and plans, studies, surveys, reports, correspondence, sales and promotional literature and materials, advertising and advertising copy, and other similar materials, microfilm, microfiche, computer records, computer software, and all similar data, documents and items.

          (q) "SEALRITE ASSETS" shall mean the facilities, assets, properties and rights, including, but not limited to all real property, machinery, equipment, inventory, contracts, Records, Receivables, Licenses and intangible property, relating to, arising out of or resulting from SealRite's operation and ownership of its window and door business which were contributed to the Partnership under the terms of the Partnership Formation Agreement and which are owned by the Partnership immediately prior to the Effective Date, together with all facilities, assets, properties and rights, including, but not limited to all real property, machinery, equipment, inventory, contracts, Records, Receivables, Licenses and intangible property, thereafter acquired by the Partnership relating to, arising out of or resulting from the operation of such window and door business which are owned by the Partnership immediately prior to the Effective Date.

          (r) "SEALRITE BUSINESS" shall mean the design, manufacture, testing, marketing, distribution and sale of windows and doors and related products using the SealRite Assets.

          (s) "S&O BUSINESS" shall mean the Oldach Business and the SealRite Business, collectively.

          (t) "VINYL ASSETS" shall mean the fixed assets and inventory owned by the Partnership and used in connection with the operations of the Vinyl Plant; provided that the Vinyl Assets do not include any of the office furniture used in connection with the operation of the Vinyl Plant.

          (u) "VINYL PLANT" shall mean that certain Norco vinyl plant located at Indianapolis, Indiana.

          (v) "VINYL PLANT CLOSING DATE" shall mean January 12, 1996 or such other date as may hereafter be agreed to in writing by Norco and the Partnership.

     10.  MISCELLANEOUS.

          (a) PRESS RELEASE AND ANNOUNCEMENTS. No party will issue any press release or announcement relating to the subject matter of this Agreement prior to the Effective Date without the prior approval of the other parties; provided that any party may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing party will advise the other parties prior to making such disclosure).

          (b) EXPENSES. Each of the parties hereto will bear all legal, accounting, investment banking and other expenses incurred by it or on its behalf in connection with the transactions contemplated by this Agreement. Norco shall bear all transfer and sales taxes and similar expenses relating to the transfer of the Norco Assets from the Partnership to Norco.

          (c) INTEGRATION CLAUSE. This Agreement contains the entire agreement and understanding concerning the subject matter hereof, and supersedes and replaces all prior and contemporaneous negotiations, proposed agreements and agreements, written and oral, relating to such subject matter. There are no agreements, representations or warranties between the parties hereto as to the subject matter hereof other than those provided herein. All Exhibits and Schedules hereto shall be considered a part hereof with the same force and effect as if the same had been specifically set forth in this Agreement.

          (d) AMENDMENT. This Agreement (including this Section 10(d)) may not be amended or modified, nor may any performance or breach of, or default under, any condition or obligation hereunder be waived, except by a writing signed by the party or an authorized representative of the party against whom enforcement of such amendment, modification or waiver is sought. No written waiver of the performance or breach of, or default under, any provision of this Agreement shall be deemed to be a waiver of any other performance, or breach of, or default under the same or any provision of this Agreement.

          (e) BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, including, without limitation, any successor by purchase, merger, consolidation, reorganization or otherwise to all or substantially all of the business and/or assets of any party hereto.

          (f) SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          (g) GOVERNING LAW. All questions concerning this Agreement, including the construction, validity, performance, enforceability, enforcement and the nature and extent of the enforcement remedies, shall be governed by the laws of the State of Delaware, without giving effect to its choice of law provisions.

          (h) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute the same agreement.

          (i) HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          (j) FURTHER ASSURANCES. Each party agrees to perform any further acts and execute and deliver any further documents that may be reasonably necessary to carry out the provisions of this Agreement and the transactions contemplated hereby.

          (k) PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, nothing in this Agreement except for Section 8 hereof, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

          (l) SUCCESSORS AND ASSIGNS. No party hereto may assign or delegate any of such party's rights or obligations under this Agreement without the written consent of the other parties hereto. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will be binding upon and enforceable against the respective successors and assigns of such party and will be enforceable by and will inure to the benefit of the respective successors and permitted assigns of such party.

          (m) NOTICE. Any notice necessary or desirable hereunder shall be in writing and shall be deemed sufficiently given when hand delivered or when sent by registered or certified United States mail, postage prepaid, or sent via facsimile (evidenced by a written confirmation of receipt) as follows:

     If to Norco:

               Norco Windows, Inc.
               380 East Park Center
               Suite 310
               Boise, Idaho  83706
               Attn:  Blake Alder
               Fax:  (208) 336-2619

          with a copy to:

               TJ International, Inc.
               200 East Mallard Drive
               Boise, Idaho  83707
               Attn:  Jody Olson
               Fax:  (208) 364-3370

     and, if to the Partnership to:

               Outlook Windows Partnership, L.P.
               P.O. Box 4468
               Lincoln, Nebraska  68504
               Attn:  Craig A. Anderson
               Fax:  (402) 464-0601

          with a copy to:

               Robert L. Schlossberg
               Altheimer & Gray
               10 South Wacker Drive
               Chicago, Illinois  60606
               Fax:  (312) 715-4800
or to such other address as any party hereto may specify to the other parties in a notice complying with this Section 10.


                      [This space intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


NORCO WINDOWS, INC.                     OUTLOOK WINDOW PARTNERSHIP, L.P.

                                        By:  SEALRITE WINDOWS, INC.,
                                              as general partner
By:   /s/ Jody B. Olson
    ----------------------------
Name:  Jody B. Olson                    By:   /s/ Craig Anderson
                                             --------------------------------
Title: Chairman of the Board            Name:   Craig Anderson
                                        Title:   Vice President


OLDACH WINDOW CORP.                     By:  OLDACH WINDOW CORP.,
                                              as general partner

By:  /s/ Jody B. Olson                  By:  /s/ Craig Anderson
    ----------------------------            ---------------------------------
Name:   Jody B. Olson                   Name:  Craig Anderson
Title:  Chairman of the Board           Title:    Vice President



SEALRITE WINDOWS, Inc.                  By:  NORCO WINDOWS, INC.,
                                              as general partner

By:  /s/ Craig Anderson                 By:   /s/ Jody B. Olson
   ------------------------------            --------------------------------
Name:   Craig Anderson                  Name:   Jody B. Olson
Title:   Vice President                 Title:    Chairman of the Board